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                                 EXHIBIT 10.46


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made as of the 18th day of September, 1996 (the "Effective Date"), by and between Capitol Multimedia, Inc., a Delaware corporation ("Employer" or "Company"), and Luda Kopeikina ("Employee").

                                   WITNESSETH

         WHEREAS, Employee desires to serve as President of the Company, the Company desires to employ Employee as President of the Company, and Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall be employed;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:


         1.      EMPLOYMENT, DUTIES AND RESPONSIBILITIES OF EMPLOYEE

         (a) Duties of Employee. Employee shall perform such services and assume such duties and responsibilities as are prescribed for the President of the Company, subject to the general supervision of the Board of Directors of the Company, and in all respects use her best efforts to further enhance and develop the Company's business, affairs, interests, welfare and value.

         (b) Full Time and Attention. Employee shall not, without prior written consent of the Employer, render services of a business, commercial, or professional nature to any other person or organization or take on responsibilities that would otherwise materially interfere in any way with the Employee's obligations under this Agreement.

         2.      TERM OF AGREEMENT

         The term of this agreement shall be the period commencing on the Effective Date and terminating on September 30, 1997 (the "Initial Term"). This Agreement may be terminated by either party at any time before the end of the Initial Term with ninety days prior written notice. In the event this Agreement is not terminated at the end of the Initial Term, the Agreement will automatically renew for a three-year term beginning October 1, 1997 and ending October 1, 2000 (the "Second Term"). The Initial Term and the Second Term shall be referred to as the "Term."

         3.      TERMINATION OF EMPLOYMENT

         (a) Termination by the Company For Cause. The Employer may terminate this Agreement prior to the expiration of either the Initial Term or the Second Term by sending Employee written notice of such termination for Cause. The date of such notice shall be the date of Employee's termination. If the
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Company terminates Employee's employment for Cause, Employee shall not receive any pay or benefits described herein. For purposes of this Agreement, "Cause" shall mean: (1) dishonesty or fraud resulting in injury to the business of the Company; (2) embezzlement or theft of assets of the Company; (3) breach of
Section 7 of this Agreement; (4) a substantial breach of this Agreement; (5) conviction for a felony resulting in damage to the business of the Company or its Affiliates; or (6) any other willful misconduct by Employee which is materially injurious to the Company, monetarily or otherwise. Employee may be terminated for Cause only by the affirmative vote of a majority of the Board of Directors, provided that Employee shall have at least ten days written notice of the meeting at which the Board of Directors will consider such Employee's termination and will be afforded the opportunity to address the Board of Directors and present evidence regarding the absence of cause.

         (b) Termination by the Company or Employee Without Cause. The Company may terminate this Agreement without cause only during the Initial Term, effective upon 90 days written notice to the Employee.

         The Employee may terminate her employment with the Company, at any time, with not less than 90 days written notice.

         Upon the termination of employment under this subparagraph by either Employee or Company, all wages and benefits to which Employee would otherwise be entitled shall terminate.

         (c) Death. This Agreement shall terminate upon the death or disability of Employee for a period of not less than ninety (90) days. Any compensation payable pursuant to this Agreement from and after Employee's death shall be paid to Employee's estate or one or more beneficiaries as designated in writing by Employee.

         (d) Delivery of Material. Employee agrees that upon the termination of this Agreement, she will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in her possession or under her control.

         4.      COMPENSATION OF EMPLOYEE

         As compensation and consideration for the performance by Employee of her obligations under this Agreement, Employee shall be entitled to the following:

         (a) Base Salary. During the Term, the Company shall pay to Employee a base salary totaling One Hundred Sixty-Five Thousand Dollars ($165,000) per annum (the "Base Salary") effective as of the date first written above. Termination of Employee's employment under Section 3 of this Agreement shall discharge the Company from its obligation to pay Base Salary for the remainder of the Term, except as otherwise provided herein. The Base Salary shall be payable in regular bi-weekly intervals, and shall be subject to such withholding and other normal employee deductions as may be required by law. This Base Salary may be increased by the Compensation Committee of the Board of Directors in its sole discretion.





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         (b)     Benefits.  Employee shall be eligible to participate (or
continue participating, if already participating on the effective date of this Agreement) during the Term in such life insurance, health, disability and major medical insurance benefits, pension, and such other employee benefit plans and programs for the benefit of the employees of the Company, as may be maintained from time to time, in each case to the extent and in the manner available to other employees of the Company, and subject to the terms and provisions of such plan or programs. The level of benefits to which Employee shall be entitled, if determined by the level of Employee's annual compensation, shall include for purposes of such calculation any performance bonus payments to be made to Employee pursuant to paragraph (c) below.

         (c) Annual Bonus. The Employee shall be eligible for an annual bonus to be determined by the Compensation Committee of the Board of Directors of the Company.

         (d)     Vacations and Holidays.

                 A. The Employee shall be entitled to four weeks paid vacation and two weeks paid sick leave during the year of her employment under the Agreement.

                 B. Employee shall be entitled to all holidays applicable to all other company employees.

         (e) Automobile and Parking. The Employee shall receive a $500 per month car allowance and a parking space at or near the Company premises fully paid for by the Company.

         (f) Non-Qualified Stock Options. The Company shall grant options to the Employee, pursuant to the Company's Employee Stock Option Plan, for the purchase of 320,000 shares of common stock at a per share price equal to the market price of the Company's common stock on the effective date of this Agreement. A total of 64,000 options shall vest on the effective date of this Agreement, and an additional 64,000 options shall vest on each October 1 of 1997, 1998, 1999, and 2000. Such options shall expire five years from their respective vesting dates.

         5.      PURCHASE OF EMPLOYEE WORK PRODUCT

         The Company agrees, subject to Board approval and the good-faith negotiation of a definitive agreement, to purchase from Employee all right, title and interest in, and to, all work product of Employee relating to TestAdvantage for that number of shares of the Company's common stock, the fair market value of which shall equal $127,500.

         6.      CONFIDENTIALITY

         (a) Confidentiality. Employee acknowledges that during the course of her employment with the Company she will, from time to time, be invested with confidential information relating to the business practices, products, product plans, development ideas and schedules and other confidential and proprietary





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information regarding the Company.  Employee hereby agrees to keep all such information confidential. Employee also agrees that she will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without her fault.

         (b) Exclusive Property. All business records, papers and other documents kept or made by Employee relating to the business of the Company or an Associated Company shall be and remain the property of the Company. Upon the termination of her employment with the Company or upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into her possession concerning the business or affairs of the Company or an Associated Company other than personal notes or correspondence of Employee not containing proprietary information relating to such business or affairs.

         (c) Inventions, Rights to Improvements. Employee hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Intellectual Property") which Employee may make or conceive during the term of this Agreement, and which relate to or are applicable to any phase of the Company's business. Employee hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Intellectual Property and to execute any document and do any act reasonably necessary to perform Employee's duties under this Section 6(c). Employee also affirms that if any such Intellectual Property shall be deemed confidential by the Company, she will not disclose any such Intellectual Property without prior written authorization from a majority of the members of the Company's Board of Directors.

         (d) Survival of Section. The provisions of this Section 6 shall survive the termination of this Agreement for any reason whatsoever.

         7.      EXCLUSIVITY / NON-COMPETITION

         (a) Exclusivity / Non Competing Employment. The Employee agrees that for a period of twelve months subsequent to her termination of employment for any reason other than non-renewal of this Agreement after the Initial Term, she will not compete directly or be employed in any way by individuals, companies, interests or entities that compete directly with the Company. The Employee also acknowledges that for six months subsequent to her termination of employment for any reason other than non-renewal of this Agreement, that she will not utilize the Company's customer lists for any business related purpose.

         (b) No Interference. During the six months subsequent to termination, Employee shall not, whether for her own account or for the account of any other individual, partnership, firm, corporation or other business organization which is engaged in marketing or selling a product or products





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similar to any product sold by the Company, intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person who is employed by the Company, or any person or entity who is, or was within the most recent twelve-month period, a customer or client of the Company.

         (c) Stock Ownership. Nothing in this Agreement shall prohibit Employee from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that during employment and for the six months subsequent to termination, Employee and members of her immediate family do not own more than five percent (5%) of any voting securities of any company engaged in the same type of business of the Company.

         (d) Survival of Section. The provisions of this Section 7 shall survive the termination of this Agreement for any reason whatsoever.

         8.      REMEDIES

         (a) Specific Performance. Employee hereby acknowledges that a breach of Sections 6 or 7 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such a breach, and that in the event of such a breach or threat thereof the Company shall be entitled to obtain a temporary restraining order, a preliminary injunction, and a permanent injunction restraining Employee from engaging in activities prohibited by this Agreement. Employee further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. Employee hereby agrees and consents that such injunctive or other relief may be sought ex parte in any state or federal court in the Commonwealth of Massachusetts or in the state and county in which such violation may occur or in any other court having jurisdiction, at the election of the Company. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

         (b) Suspension of Payments. Employee hereby acknowledges that should a breach of Sections 6 or 7 of this Agreement occur, the Company shall be entitled to offset against payments otherwise due Employee hereunder any damages incurred by the Company with respect to such breach.

         (c) Remedies not Exclusive. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

         (d)     Survival of Remedies.   This Section 8 shall survive the
termination of this Agreement for any reason whatsoever.

         9.      NOTICES

         All notices given hereunder shall be in writing and shall be deemed





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delivered when served personally or on the third business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

If to the Company:

                 Capitol Multimedia, Inc.
                 200 Baker Avenue, Suite 300
                 Concord, MA  01742

                 Attention:  CFO
                 Telecopier:  (508) 287-4222

         If to Employee:

                 Luda Kopeikina
                 985 North Road,
                 Carlisle, MA 01741
                 fax: (508) 287 6131__________________
                          ___________________
         Any party may change its address for notices by communicating its new address in writing to the other party.

         10.     MISCELLANEOUS

         (a) Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Employee or by the Company, except that the Company may assign this Agreement to a Person which succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

         (b) Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Employee's duties described in Section 1 hereof.

         (c) Representations. Employee and the Company each represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

         (d) Further Assurances. Employee and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

         (e) Rights of Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.





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         (f)  Effect of Waiver.  A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

         (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

         (h) Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

         (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

         (j) Severability. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

                 (1) the remaining terms and provisions hereof shall be unimpaired, and

                 (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         (k) Captions. The captions to the Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provision of this Agreement.

         (l) Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the employment of Employee by the Company. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date first written above.

Capitol Multimedia, Inc.,
a Delaware corporation


By: /s/ Robert Bogin                      /s/ L. Kopeikina
    ----------------                      ----------------
                                          Luda Kopeikina
Its: Director
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